Exhibit 99.1

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "First Amendment") is made this 17th day of February, 2006, by and among SPECTAGUARD HOLDING CORPORATION, a Delaware corporation ("Holding"), SPECTAGUARD ACQUISITION LLC, a Delaware limited liability company (the "Company") and ALBERT J. BERGER ("Executive");

WITNESSETH:

WHEREAS, Holding, the Company and Executive are parties to the certain Amended and Restated Employment Agreement dated as of February 19, 2003 (the "Agreement"); and

WHEREAS, Holding, the Company and Executive desire to amend and modify the Agreement, all as more particularly set forth in this First Amendment;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.    Effective Date.    This Amendment shall be effective as of February 17, 2006.

2.    Amendment of Section 5.D(4).    The first paragraph of Section 5.D(4) of the Agreement is hereby deleted in its entirety and the following paragraph is hereby inserted in its place:

"(4)    Special Payment.    The Executive shall receive a cash payment (the 'Special Payment') from Holding in the amount of $7,040,673.00 (net of any applicable withholding), which cash payment shall be made in two (2) installments (each augmented in accordance with Section 5.D(5)), as follows:

(a)    $1,000,000.00 shall be paid to the Executive on February 17, 2006; and

(b)    $6,040,673.00 shall be paid to the Executive on April 28, 2006."

3.    Agreement Ratified.    Except as otherwise expressly amended hereby, the Agreement is hereby ratified and confirmed to be in full force and effect.

4.    Counterparts.    This First Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this First Amendment on the date first written above.

SPECTAGUARD HOLDING CORPORATION

By:	/s/ William C. Whitmore, Jr.
Name: William C. Whitmore, Jr. Title: President

SPECTAGUARD ACQUISITION LLC

By:	/s/ William A. Torzolini
Name: William A. Torzolini Title: CFO

/s/ Albert J. Berger Albert J. Berger